Exhibit 5.2
June 26, 2009
CONSENT
TO:      Canadian Pacific Railway Company
Dear Sirs/Mesdames:
Reference is made to the short form base shelf prospectus dated June 26, 2009 (the “Prospectus”) forming part of the registration statement on Form F-9 filed by Canadian Pacific Railway Company with the U.S. Securities and Exchange Commission.
We hereby consent to the reference to our firm’s name in the Prospectus under the heading “Legal Matters” and the reference to our firm’s advice in the Prospectus under the heading “Description of Debt Securities — Enforceability of Judgments”.
Yours truly,
MACLEOD DIXON llp
By: “Kevin E. Johnson”